UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                                               Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Stem, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

100 California St., 14th Floor, San Francisco, California 94111

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2022

To the Stockholders of Stem, Inc.:

Stem, Inc. (the “Company”) will hold its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 15, 2022, at 9:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast. Please visit www.proxydocs.com/STEM for more details including instructions on how to register to attend the virtual Annual Meeting. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To elect the two director nominees named in the Proxy Statement, to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”);

(2)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (“Proposal 2”);

(3)	To hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation (“Proposal 3”); and

(4)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 18, 2022 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. Due to the continued public health impact of the COVID-19 pandemic, and to support the health and well-being of our stockholders, employees and communities, this year’s Annual Meeting will be held online via a live audio webcast. Stockholders will be able to listen to the Annual Meeting live online, submit questions, and vote their shares virtually.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 10:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at investors.stem.com.

By Order of the Board of Directors,

Saul Laureles Chief Legal Officer and Corporate Secretary San Francisco, California April 29, 2022

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

i

PROXY OVERVIEW

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 15, 2022

“Thank you for being a Stem stockholder. No matter how large or small your holdings, your vote is important to us and we encourage you to vote in accordance with the Board’s recommendations.”

—John Carrington, CEO and Director

Voting Roadmap

Voting Items	Board’s Voting Recommendation	More Information Beginning on Page
1. Election of two Class I director nominees to serve 3-year terms • Laura D’Andrea Tyson, Distinguished Professor of the Graduate School at U.C. Berkeley’s Haas School of Business • Jane Woodward, Founder & Managing Partner of energy investment fund management firm MAP Energy	FOR (each nominee)	6

2. Ratification of Deloitte & Touche as independent auditor for 2022	FOR	11

3. Advisory vote on the frequency of future say-on-pay votes	votes every ONE YEAR	14

2021 Performance Highlights

In April 2021, Stem completed a reverse merger with Star Peak Energy Transition Corp. to become the first publicly traded smart energy storage company. Stem’s market-leading Athena® software uses advanced artificial intelligence and machine learning to automatically switch between battery power, onsite generation and grid power. Athena® helps lower energy costs, stabilize the grid, reduce carbon emissions, and solve renewable intermittency across the world’s largest network of distributed energy storage systems.

Business Highlights

•  Record revenues of $127.4 million (+251% vs. 2020)

•  Record contracted backlog of $449 million (+144% vs. 2020)

•  Completed acquisition of Also Energy, Inc., a global leader in solar asset management software, for $695 million in February 2022

ESG Highlights

•  Issued $460 million 0.50% Green Convertible Senior Notes due 2028

•  Diverse Board of Directors, with 3 directors who identify as female and 1 director who identifies as racially/ethnically diverse

•  Independent Board committee dedicated to oversight of ESG matters

THIS IS ONLY AN OVERVIEW, AND YOU CAN LEARN MORE BEFORE YOU VOTE BY READING OUR PROXY STATEMENT AND ANNUAL REPORT

ii

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to Be Held on June 15, 2022. The Proxy Statement and Annual Report for the year ended December 31, 2021 are available at www.proxydocs.com/STEM.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical facts included in the Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Stem and Athena are trademarks of Stem, Inc. Other names and brands may be claimed as the property of others.

iii

100 California St., 14th Floor, San Francisco, California 94111

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Stem, Inc. (“we,” “us,” “our” or the “Company”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 15, 2022 at 9:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 29, 2022.

The Company was originally known as Star Peak Energy Transition Corp. (“STPK”), a special purpose acquisition company that completed its initial public offering on August 20, 2020. On April 28, 2021, the Company consummated its initial business combination (the “Merger”) pursuant to an Agreement and Plan of Merger dated December 3, 2020, by and among STPK, STPK Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of STPK, and Stem, Inc. a Delaware corporation (“Legacy Stem”).

Why Did I Receive a Notice of Internet Availability?

Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. A virtual meeting format is particularly important to protect our stockholders and employees in light of the evolving public health and safety considerations posed by the ongoing coronavirus (COVID-19) pandemic. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only stockholders of record at the close of business on April 18, 2022 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 154,016,596 shares of our common stock were issued and outstanding.

What Is the Difference between Holding Shares of Common Stock as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How Can I Participate in the Virtual Annual Meeting?

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 18, 2022, the Record Date, may attend and participate in the virtual Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the record date during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

To attend the Annual Meeting, you must register in advance at www.proxydocs.com/STEM. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares of common stock registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. In addition, it is important that you also follow the instructions you receive from your broker, fiduciary or custodian about participating in the Annual Meeting, which may include obtaining a legal proxy from them and submitting a copy during the advance registration process for the meeting.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)	election of the two director nominees named in this Proxy Statement to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified (“Proposal 1”);

(2)	ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (“Proposal 2”); and

(3)	a non-binding, advisory vote on the frequency of future say-on-pay votes (“Proposal 3”).

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1, “FOR” Proposal 2 and every “ONE YEAR” on Proposal 3.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.

How Do I Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet at www.proxypush.com/STEM or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone at 866-892-1550. Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine” (which we expect includes Proposal 2). Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals (which we expect include Proposals 1 and 3), which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “nonroutine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Mediant Communications Inc., the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Ratification of Independent Auditor Selection

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, are not entitled to vote on this Proposal 2 and will have no effect on the outcome of this proposal.

Proposal 3: Advisory Vote on the Frequency of Future Say-on-Pay Votes

Stockholders are not voting “FOR” or “AGAINST” a recommendation of the Board. Instead, you may indicate your preferred frequency for future advisory votes on executive compensation by voting “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” or you may abstain from voting. The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon will determine the preferred frequency of the stockholders. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes are not considered entitled to vote on this Proposal 3 and will have no effect on the outcome of this proposal.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. We will disclose final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, who are up for election at the Annual Meeting to serve for a term expiring at the 2025 Annual Meeting of Stockholders; three Class II directors, whose terms expire at the 2023 Annual Meeting of Stockholders; and three Class III directors, whose terms expire at the 2024 Annual Meeting of Stockholders, in all cases until their successors have been duly elected and qualified or until the earlier of their resignation or removal.

Our Board has nominated Laura D’Andrea Tyson and Jane Woodward for election as Class I directors. They have indicated that they are willing and able to serve as directors. However, if either of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.

Information Regarding Director Nominees and Continuing Directors

Each of our directors was initially appointed to Board in connection with the closing of the Merger, pursuant to the Agreement and Plan of Merger. Certain of our directors served as directors of either STPK or Legacy Stem prior to the Merger. Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experience considered by our Nominating, Governance and Sustainability Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.

Name	Class	Age (as of April 29)	Position
John Carrington	III	55	Chief Executive Officer and Director
David Buzby (2)	III	62	Independent Chairman of the Board
Adam E. Daley (1)	II	45	Independent Director
Michael C. Morgan (2)	III	53	Independent Director
Anil Tammineedi (1), (3)	II	45	Independent Director
Lisa L. Troe (1)	II	60	Independent Director
Laura D’Andrea Tyson (3)	I	74	Independent Director
Jane Woodward (2),(3)	I	62	Independent Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.

Class I Director Nominees

Laura D’Andrea Tyson. Dr. Tyson has been a member of our Board since the closing of the Merger in April 2021. She is a Distinguished Professor of the Graduate School and Professor Emeritus at the Haas School of Business at the University of California, Berkeley, and has served in this capacity since 2016. She is also Chair of the Board of Trustees and a Steering Committee Member of the Blum Center for Developing Economies, and has served in this capacity since 2007. She has also been the Faculty Director of the Berkeley Haas Blockchain Initiative and the co-Faculty Director of the Sustainable and Impact Finance Initiative at the Haas School of Business since 2019. Dr. Tyson has also held a series of other positions at the University of California, Berkeley, including Professor of Business Administration and Economics at the Haas School of Business (2007 to 2016), Faculty Director and Interim Director of the Berkeley Haas School’s Institute of Business and Social Impact (2013 to 2020), Interim Dean of UC Berkeley’s Haas School of Business (July 1, 2018 to December 31, 2018) and Dean of the Haas School (1998 to 2001). She was also Dean of London Business School, University of London from 2002 to 2006.

Dr. Tyson has been a director of the CBRE Group, Inc. (NYSE: CBRE) since 2010, where she has served on the audit committee (since 2014) and the acquisition committee (2010 to 2014). She has been a director of Lexmark

International Inc. since 2017 and Apex Swiss Holdings, SARL since 2017. Dr. Tyson was on the board of directors of AT&T Inc. (NYSE: T) (1999 to 2020), Morgan Stanley (NYSE: MS) (1997 to 2016) and Silver Springs Networks, Inc. (NYSE: SSNI) (2009 to 2018). Dr. Tyson is also a board member of the Haas School of Business (since 2020), the Philanthropy University (since 2019), SeriousFun Children’s Network (since 2020), the Opportunity Institute (since 2016, and chair since 2018), the Sustainability Accounting Standards Board Foundation (Value Reporting Foundation) (since 2017) and the Bay Area Council Economic Institute Board of Trustees (since 2009).

Dr. Tyson has served as a Global Economy Fellow for the MasterCard Center for Inclusive Growth since 2019, having previously served as its special advisor. From 2020-2021, Dr. Tyson was a member of the Commission d’experts sur les grands défis économiques for French President Emmanuel Macron. Since 2020, she has served as co-chair of the California Governor’s Council of Economic Advisors. Dr. Tyson’s government experience also includes membership on the U.S. President’s Council of Advisors on Science and Technology (Working Group Member on Semiconductors) (2016 to 2017), U.S. Secretary of State Foreign Affairs Policy Board and Council on Jobs and Competitiveness for the President of the United States (2011 to 2013) and Economic Recovery Advisory Board to the President of the United States (2009 to 2011). Dr. Tyson was a member of President Clinton’s cabinet from 1993 to 1996 and was the first woman to serve in the positions of Chair of the President’s Council of Economic Advisors (1993 to 1995) and Director of the White House National Economic Council (1995 to 1996). Dr. Tyson earned her B.A. from Smith College and her Ph.D. in Economics from the Massachusetts Institute of Technology.

Dr. Tyson is qualified to serve as a director due to her extensive public company board and governance experience, deep experience in the technology and energy industries, expertise in economics and public policy, her experience as an advisor in various business and political arenas, and her accomplishment at the highest levels of government service.

Jane Woodward. Ms. Woodward has served as a member of our Board since the closing of the Merger in April 2021. She is a Founder and Managing Partner of MAP Energy, LLC, a firm that focuses on energy investing and manages one of the largest private mineral portfolios in the U.S. She is a Managing Partner of WovenEarth Ventures, a boutique energy climate fund of funds focused on early-stage venture and niche project development. Ms. Woodward is also a member of the boards of directors of Fervo Energy, a geothermal project developer (since 2021), Project Canary, an ESG data provider (since 2021), and Ambient Fuels, a green hydrogen project developer (since 2022). Ms. Woodward has also served as an adjunct professor of civil and environmental engineering at Stanford University since 1991 and has more than 30 years of experience developing and teaching energy classes. Ms. Woodward also serves on the Precourt Institute for Energy Advisory Council at Stanford University. Prior to founding MAP and teaching at Stanford, Ms. Woodward worked as an exploration geologist with ARCO Exploration Company and later as a petroleum engineering consultant to Stanford University’s endowment. Ms. Woodward earned her B.A. in Geological Sciences from the University of California, Santa Barbara and her M.S. in Applied Earth Science and her M.B.A. from Stanford University.

Ms. Woodward is qualified to serve as a director due to her extensive private sector experience in numerous areas of the energy and renewables industries, as well as three decades of energy-related teaching experience.

Required Vote

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the election of each of the Class I director nominees set forth above.

Class II Directors Continuing in Office

Adam E. Daley. Mr. Daley has served as a member of our Board since the closing of the Merger in April 2021, and was a member of the STPK board of directors from 2020 until the Merger. He is a Partner at Magnetar Capital LLC, Co-Head of Magnetar’s Energy & Infrastructure Group and a member of Magnetar Capital’s Management Committee and Investment Committee. Since joining Magnetar Capital at its inception in 2005, Mr. Daley has been focused primarily on the sourcing, execution and management of various investments in the energy, energy infrastructure and renewables sectors. Prior to joining Magnetar Capital, Mr. Daley was an investment banker at Citigroup’s Global Corporate and Investment Bank (1999 to 2005). Mr. Daley has served as a member of the board of directors of PosiGen, Inc. since December 2021, Double Eagle Energy III, LLC since January 2018, Vesper Energy Development LLC since November 2020 and DoublePoint Energy, LLC since June 2018. Mr. Daley previously served as a director of Star Peak Corp. II (NYSE: STPC) from January 2021 to September 2021. Mr. Daley earned his B.S. in Finance with High Honors from the University of Illinois.

Mr. Daley is qualified to serve as a director due to his broad transactional experience in the energy, energy infrastructure and renewables sectors, his strong strategic focus and his financial expertise, all of which enable him to provide valuable contributions to Stem’s financial and strategic planning and industry competitiveness.

Anil Tammineedi. Mr. Tammineedi has served as a member of our Board since the closing of the Merger in April 2021, and was a member of the Legacy Stem Board of Directors from 2019 until the Merger. He has served as a principal at the Angeleno Group, LLC, a leading global investment firm focused on high growth clean energy and climate solutions companies, since 2008, where he leads investments across a number of sectors, including sustainable mobility, energy storage, resource efficiency and smart infrastructure. Prior to joining the Angeleno Group, Mr. Tammineedi served in various product development and management roles related to semiconductors targeting communications, mobile and power management applications at Broadcom Inc., a semiconductor company, from 1999 to 2006. Mr. Tammineedi has served as a member of the board of directors of Critigen LLC since 2016 and Patriot Environmental Services, Inc. since 2016. He also serves as a board observer at mPrest, Inc. Mr. Tamineedi has a M.S. from Iowa State University and an M.B.A. from the UCLA Anderson School of Management, where he is a Senior Faculty Advisor to the Business Creation Option of the capstone project. Mr. Tamineedi is also a Kauffman Fellow.

Mr. Tammineedi is qualified to serve as a director due to his extensive experience in the technology sector and with high growth and clean energy companies and as a director on the boards of other companies.

Lisa L. Troe. Ms. Troe has served as a member of our Board since the closing of the Merger in April 2021. She was a Senior Managing Director of Athena Advisors LLC, from January 2014 to June 2021, a firm she co-founded to provide services in securities litigation, public company accounting, financial reporting and disclosure, compliance systems, enterprise risk management and other business needs and strategies. From 2005 to 2013, Ms. Troe was a Senior Managing Director at FTI Consulting, Inc. (NYSE: FCN), a global business advisory firm. From 1995 to 2005, Ms. Troe served on the Staff of the Division of Enforcement of the U.S. Securities and Exchange Commission’s Pacific regional office, including seven years as a Branch Chief and six years as the Regional Chief Enforcement Accountant. Prior to joining the SEC, Ms. Troe was an auditor at a Big Four public accounting firm and held corporate accounting and financial positions in the fossil fuels energy industry.

Ms. Troe serves as a director and a member or chair of the audit committee of (i) Magnite, Inc. (Nasdaq: MGNI), an independent platform that facilitates the purchase and sale of digital advertising, since February 2014; (ii) HireRight Holdings Corp (NYSE: HRT), which provides employers with global background screening and other workforce solutions, since March 2021; and (iii) Expro Group Holdings N.V. (NYSE: XPRO), an international oilfield services company the innovative technology of which facilitates safer development of new energy and extends the longevity of resources production, since October 2021. She served as a director on private company boards in multiple industries and as an independent member of a public company board special committee. Ms. Troe is a National Association of Corporate Directors member and Board Leadership Fellow and is CERT certified in cybersecurity by the Software Engineering Institute of Carnegie Mellon University. Ms. Troe earned her B.S. in Business Administration with Honors from the University of Colorado and is a Certified Public Accountant.

Ms. Troe is qualified to serve as a director due to her expertise in public company accounting, financial reporting and disclosure; public company governance and oversight, enterprise risk management, and the depth of her government and business experience, as well as her extensive public company board and audit committee experience. Ms. Troe also has diverse experience in a wide range of industries, allowing her to bring additional valuable perspective to our Board.

Class III Directors Continuing in Office

John Carrington. Mr. Carrington has served as our Chief Executive Officer and a member of our Board since the closing of the Merger in April 2021, and was our Chief Executive Officer and a member of the board of directors of Legacy Stem from December 2013 until the Merger. Mr. Carrington leads the energy storage and analytics movement at the Company. Mr. Carrington has more than 25 years of leadership experience at technology, energy and industrial companies. In 2013, Mr. Carrington joined Stem from MiaSolé, the world’s largest CIGS-based thin film solar company. From 2011 to 2013, Mr. Carrington served as Chief Executive Officer and Director at MiaSolé. Prior to MiaSolé, from 2008 to 2009, Mr. Carrington was the Executive Vice President of Marketing and Business Development at First Solar. From 1991 to 2008, Mr. Carrington worked at General Electric Company, most recently as General Manager and Chief Marketing Officer of GE Plastics. Mr. Carrington earned his B.S. in Economics from the University of Colorado.

Mr. Carrington is qualified to serve as a director due to his extensive executive experience in the energy and technology sectors. Additionally, as a result of Mr. Carrington’s service as CEO of Stem, he possesses a deep knowledge of our business operations, financial strategy and operational strategy that enhances his contributions to our Board.

David Buzby. Mr. Buzby has served as member of our Board since the closing of the Merger in April 2021, and served on the Legacy Stem board of directors from April 2010 until the Merger. In April 2021 he was appointed Chairman of our Board. Mr. Buzby has been on the board of directors of Climate Transition Capital Acquisition (AEX: CTCA1) since 2021, and Leading Edge Equipment Technologies since 2017. He has been a member of the Investment Committee at the PRIME Coalition since 2016. Mr. Buzby served as Founder and Chief Executive Officer of Bright Plain Renewable Energy from 2011 to 2016. He previously served as a member of the board of directors of Cambrian Innovation Inc. from 2016 to 2020. He was a founding investor and former director of SunRun Inc. (Nasdaq: RUN) from 2008 to 2012, SunEdison, Inc. from 2004 to 2009, Valueclick, Inc. from 1998 to 2014, Prevalent Power, Inc. from 2003 to 2005, Resource Holdings from 1991 to 1998 and Best Internet from 1995 to 1999. Mr. Buzby also served as the Chief Executive Officer of SunEdison and Resource Holdings and Chief Financial Officer of Best Internet. Mr. Buzby earned his B.A. from Middlebury College and his M.B.A. from Harvard Business School.

Mr. Buzby is qualified to serve as a director due to his extensive experience in the climate transition sector and as a director on the boards of other public companies.

Michael C. Morgan. Mr. Morgan has served as a member of our Board since the closing of the Merger in April 2021, and he served as the Chairman of the board of directors of STPK from August 2020 until the Merger. In 2008, Mr. Morgan co-founded Triangle Peak Partners, LP, a multi-strategy asset management firm focused on venture capital and growth equity, and he currently serves as its Chairman and Chief Executive Officer. Since 2004, Mr. Morgan has also served as President and Chief Executive Officer of Portcullis Partners, LP, a private investment partnership and limited partner of Triangle Peak Partners. Mr. Morgan has served as the lead independent director of Kinder Morgan, Inc. (NYSE: KMI), one of the largest energy infrastructure companies in North America, since 2011 and has served on the board of KMI and its predecessors since 2003. Mr. Morgan joined Kinder Morgan in 1997 and headed Kinder Morgan’s corporate development efforts until 2001. He then served as President of KMI until 2004. Mr. Morgan has been a director of Sunnova Energy International, Inc. (NYSE: NOVA) since its initial public offering in June 2019, and served on the board of its predecessor (Sunnova Energy Corporation) from October 2015 until NOVA’s initial public offering. Mr. Morgan was Chairman, and a member of the audit and compensation committees, of the board of directors of Star Peak Corp. II (NYSE: STPC) from January 2021 until its merger with Benson Hill in September 2021. Mr. Morgan is a frequent volunteer at Stanford University, and currently serves as the national chair of The Stanford Fund, as co-chair of the Precourt Energy Institute Advisory Council and on several other advisory committees. Mr. Morgan earned his B.A. in Economics and M.A. in Sociology from Stanford University and his M.B.A. from Harvard Business School.

Mr. Morgan is qualified to serve as a director due to his extensive experience in the energy infrastructure and clean energy sectors, corporate finance, capital markets and M&A, and corporate development and strategy, as well as his extensive experience as a director on other public company boards.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR SELECTION

Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2022. In this Proposal 2 we are asking stockholders to vote to ratify this selection. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or our bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider its selection. Even if the selection is ratified, the committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Deloitte has served as our independent registered public accounting firm since August 2021, and provided services to Legacy Stem from 2018 until the Merger. The following table summarizes the audit fees billed and expected to be billed by Deloitte for the indicated fiscal year and the fees billed by Deloitte for all other services rendered during the indicated fiscal year. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Fee Category	Year Ended December 31, 2021
Audit Fees(1)	$1,639,470
Audit-Related Fees(2)	347,394
Tax Fees(3)	0
All Other Fees(4)	1,895

Total Fees	$1,988,759

(1)	Consists of fees for the audit of our annual financial statements, as well as reviews of quarterly financial statements included in Quarterly Reports on Form 10-Q.
(2)

Consists of fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements and services provided in connection with SEC filings, including consents and comfort letters.

(3)	Consists of fees for professional services for tax compliance, tax advice and tax planning.
(4)	Consists of fees for all other services.

Change of Auditors in 2021

On August 9, 2021, the Audit Committee of our Board approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, and the Company accordingly notified Withum of such action effective as of August 11, 2021. Withum had served as STPK’s independent registered public accounting firm prior to the Merger.

Withum’s report on the Company’s financial statements as of December 31, 2020 and December 31, 2019, and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2020 and December 31, 2019, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than with respect to the Company’s ability to continue as a going concern due to the Company’s obligation to either complete a business combination by August 20, 2022, or cease all operations except for the purpose of liquidating.

During the period from October 29, 2018 (inception) through December 31, 2019, the year ended December 31, 2020, and the subsequent period through August 11, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K and related instructions.

Effective August 11, 2021, the Audit Committee engaged Deloitte as the Company’s new independent registered public accounting firm. During the years ended December 31, 2020 and December 31, 2019, and through the effective date of the Company’s engagement of Deloitte, the Company did not consult with Deloitte regarding either:

•

the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or

•

any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company provided Withum with a copy of the disclosures made by the Company in connection with the change in auditor and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements made by the Company in response to Item 304(a) of Regulation S-K under the Exchange Act. Withum provided the Company with such letter, which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2021.

Pre-Approval Policy and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. The committee may pre-approve certain other audit-related or other non-audit services it believes would not impair the independence of the auditor and are consistent with SEC and Public Company Accounting Oversight Board (“PCAOB”) rules on auditor independence. The committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.

Required Vote

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche as our independent registered public accounting firm for fiscal year 2022.

REPORT OF THE AUDIT COMMITTEE

During 2021, only non-management directors comprised the Audit Committee. The Board determined that each member of the Audit Committee is independent under the New York Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Stem’s accounting and financial reporting processes, audits of the financial statements, internal control and audit functions, and compliance with legal and regulatory requirements and ethical standards adopted by the Company.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with the Company’s management and with Deloitte, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable standards of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence.

Based on the foregoing, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s 2021 Annual Report on Form 10-K for the year ended December 31, 2021.

Audit Committee, as of April 29, 2022

Lisa L. Troe (Chair)

Adam E. Daley

Anil Tammineedi

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on whether future advisory votes on executive compensation should occur every one year, every two years or every three years. This vote on the frequency of “say-on-pay” votes must be held at least once every six years. Stockholders may specify whether they prefer such votes to occur every one year, two years or three years, or they may abstain from voting. Stockholders are not voting to approve the Board’s recommendation.

After careful consideration, our Board recommends that future advisory votes on executive compensation occur every year (annually). We believe that an annual advisory vote on executive compensation is the most appropriate option for us at this time because it will allow our stockholders to provide more frequent and direct input on our compensation policies and practices, and the resulting compensation for our named executive officers. Stockholders will have the opportunity to consider our most recent compensation decisions, focus on increasing long-term stockholder value and provide feedback to us in a timely way. The Board also believes an annual advisory stockholder vote on executive compensation promotes corporate transparency and accountability for the Compensation Committee.

This advisory resolution is non-binding on our Board. The Board will consider the voting results in determining the frequency of future advisory votes, and expects to be guided by the alternative that receives the greatest number of votes, even if that alternative does not receive a majority vote. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

In accordance with transition rules applicable to emerging growth companies, the Company expects to hold its first say-on-pay vote at the 2023 annual meeting.

Required Vote

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon will determine the preferred frequency of the stockholders. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Recommendation of the Board

The Board of Directors recommends a vote to conduct future advisory votes on executive compensation every “ONE YEAR.”

CORPORATE GOVERNANCE

Our current governance practices provide for strong independent leadership, active participation by independent directors and independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and our various committee charters, which are available on our website located at investors.stem.com, under “Governance.”

Our Governance Philosophy

Our Board believes that there is no single set of generally accepted corporate governance practices that is appropriate across all companies, and that governance practices may evolve as circumstances change. In 2021, our Board determined to separate the Chief Executive Officer and Chairman of the Board functions to allow our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. See “—Board Leadership Structure” below for more information.

Protective Measures

Our history as a special purpose acquisition company, or SPAC, prior to the Merger left us with certain structural protections common to SPACs. For example, we have a classified board structure, plurality voting for the election of directors, and only the Board is empowered to call a special meeting of our stockholders. Following careful deliberation after the closing of the Merger, our Board determined to retain these measures at this time to promote stability and continuity of our Board and to allow us to focus on a consistent strategy while we establish ourselves as a public company and transition away from our SPAC roots. These measures, and our Board’s rationale for retaining them at this time, are described more fully in the table below.

Protective Measure	What it Means for Stem	Our Board’s Rationale
Classified Board Structure	Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. One Class is up for election at each annual meeting of stockholders (rather than the full Board).	Promotes Board stability and permits directors to focus on our long-term strategy. Encourages stockholders to engage directly with the Board and the management team.

Plurality Voting for Election of Directors	Directors are elected by a plurality of votes cast (instead of a majority of votes cast), meaning the nominees with the most votes are elected.	Avoids potential disruption to the Board and management team as a result of a “failed election” in which a nominee does not achieve the votes necessary to be elected.

Stockholders Cannot Call Special Meetings

Stockholders can propose business at each annual meeting (per our bylaws and Rule 14a-8) but cannot call a stockholder vote in between annual meetings.

See “—Other Corporate Governance Practices and Policies—Stockholder Communications” and “Other Matters—Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting” for

Prevents a small number of stockholders from advancing short-term special interests and allows our Board and management to focus on our long-term strategy.

Protective Measure	What it Means for Stem	Our Board’s Rationale
more information about how stockholders can propose business to the Board.

Supermajority Voting	The voting standard for most items is majority of shares present, but two-thirds of the outstanding shares are needed to approve a limited number of items in our Second Amended and Restated Certificate of Incorporation.	Protects against a small group of stockholders acting to amend our governing documents or to remove directors for reasons that may not be in the best interests of all stockholders.

The Board will assess these practices at least annually, and may modify these practices from time to time to best address the Company’s unique circumstances, and respond to feedback from and advance the best interests of all stockholders, as and when appropriate.

Board Composition

Director Nomination Process

The Nominating Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting. As part of the search process for each new director, the Nominating Committee actively seeks out women and nationally, racially and ethnically diverse candidates to include in the pool from which Board nominees are chosen.

Criteria for Board Membership

In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills, experiences and backgrounds on the Board:

•

Senior Leadership: Directors who have served in senior leadership positions are important to us because they have the experience and perspective to analyze, shape and oversee the execution of important operational and strategic issues. These directors’ insights and guidance, and their ability to assess and respond to situations encountered while serving on our Board, may be enhanced by leadership experience at businesses or organizations that involve organizational growth, expansion into new markets, navigation of the regulatory landscapes, and technology or other rapidly evolving business models.

•	Clean Energy and Renewables: Directors with experience in the energy, energy infrastructure, clean energy and renewables industries provide valuable insight to our Board.

•

Public Company Board Experience: Directors with public company board experience understand the dynamics and operation of a corporate board, the relationship of a public company’s board to the CEO and other senior management personnel, the legal and regulatory landscape in which public companies must operate, the importance of particular agenda and oversight issues and how to oversee an ever-changing mix of strategic, operational, and compliance-related matters.

•

Business Development and M&A Experience: Directors with a background in business development and M&A provide insight into developing and implementing strategies for growing our business. Useful experiences in this area includes skills in assessing “make” vs. “buy” decisions, analyzing the “fit” of a proposed acquisition with a company’s strategy, valuing transactions, and assessing management’s plans for integration with existing operations.

•

Diverse Background: Contribution to the diversity of personal backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age and sexual orientation is an important factor when assessing candidates. In this regard, three of our eight directors identify as female and one director identifies as racially/ethnically diverse.

•

Financial Expertise: Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is also important. This experience assists our directors in understanding, advising on, and overseeing Stem’s capital structure, financing, and investing activities, as well as our financial reporting and internal controls.

•

Government and Regulatory Experience: Directors who have served in government positions provide experience and insights that help us work constructively with governments at the federal, state or local levels and address public policy issues, particularly as they relate to Stem’s operations and public support for renewable energy and the energy transition. Directors with a background in regulation can assist the Board in fulfilling its oversight responsibilities related to Stem’s legal and regulatory compliance and its engagement with regulatory authorities.

In addition to the above, the Nominating Committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.

The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.

Stockholder Recommendations for Directors

It is the Nominating Committee’s policy to consider written recommendations from stockholders for nominees for director. The committee considers nominees recommended by our stockholders in the same manner as a nominee recommended by our Board members or management. Any such recommendations should be submitted to the committee as described in the section titled “Stockholder Communications” below and should include the following information: (i) all information about the nominee that is required to be disclosed pursuant to Regulation 14A of the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a director nominee and to serving as a director, if elected); (ii) such person’s written consent to serving as a director, if elected, for the full term for which such person is standing for election; (iii) the name(s) and address(es) for each stockholder of record and beneficial owner of shares of common stock held in “street name” making the nomination and the number of shares of common stock that are owned beneficially and of record by each such stockholder and beneficial owner of shares of common stock held in “street name”; and (iv) such stockholder’s representation that he or she (or a qualified representative) intends to appear at the meeting to make such nomination.

Board Leadership Structure

As stated above, the Board believes that there is no single, generally accepted board leadership structure that is appropriate across all circumstances, and that the right structure may vary as circumstances change. As such, the independent members of the Board periodically review the Board’s leadership structure to evaluate whether the structure remains appropriate for the Company, and may modify this structure from time to time to best address the Company’s unique circumstances and advance the best interests of all stockholders, as and when appropriate. At any time when the chairman is not independent or there is not a chairman, the independent members of the Board will, upon the recommendation of the Nominating Committee, designate an independent director to serve as lead independent director.

Our Board’s independent directors have selected an independent member of the Board, David Buzby, to serve as Chairman of the Board. The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure so as to promote independent oversight of management. Currently, the Board believes that the roles of Chairman and CEO should be separate and that the Chairman should be an independent director as this structure enables our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. Our Board believes that its programs for overseeing risk, as described in the “Board Risk Oversight” section below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

The independent directors generally meet in executive session without management present at every regular Board meeting. The purpose of these executive sessions, which are led by our independent Chairman of the Board, is to encourage and enhance communication among independent directors.

Director Independence

The New York Stock Exchange (“NYSE”) listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who do not have a disqualifying relationship, as described in the NYSE listing rules, and who, in the opinion of the board of directors, have no direct or indirect material relationship with the Company. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the NYSE listing rules and the Exchange Act.

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including the beneficial ownership of our capital stock by each non-employee director, our Board has determined that all but one of our current directors, including Messrs. Buzby, Daley, Morgan and Tammineedi, and Mses. Troe and Woodward and Dr. Tyson, qualify as “independent directors” as defined by the NYSE listing rules. Mr. Carrington is not deemed to be independent under NYSE listing rules by virtue of his employment with the Company. Former directors Desirée Rogers and C. Park Shaper, who resigned from the Board upon the closing of the Merger, were independent during the period they served on our Board. Former directors Alec Litowitz and Eric Scheyer, who also resigned from the Board upon the closing of the Merger, were not independent during the period they served on our Board.

Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the independence standards for audit committees and compensation committees, as applicable, established by the SEC and NYSE listing rules.

Director Attendance

The Board held three regularly scheduled meetings and six special meetings from and after April 28, 2021, the effective date of the Merger. As shown in the Board Committee Members chart below, standing committees of the Board collectively held a total of 11 meetings during that same period, with each committee holding a number of regularly scheduled and special meetings (except for the Nominating Committee, which held no special meetings). We expect each director to attend every meeting of the Board and the committees on which he or she serves. Each incumbent director attended at least 75% of the meetings of the Board and each committee on which he or she served in 2021 (held during the period in which the director served), and on average directors attended 99% of Board and committee meetings following the effective date of the Merger through the end of 2021. The Board’s policy is that directors should endeavor to attend the annual stockholders’ meeting. Our 2022 Annual Meeting will be our first annual meeting of stockholders as a public company.

Board Committees

Our Board has a separately designated Audit Committee, Compensation Committee and Nominating, Governance and Sustainability Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at investors.stem.com, under “Governance.”

Board Committee Members as of April 29, 2022

Name	Audit Committee	Compensation Committee	Nominating Committee
David Buzby		X
Adam E. Daley	X
Michael C. Morgan		Chair
Anil Tammineedi	X		X
Lisa L. Troe	Chair
Laura D’Andrea Tyson			Chair
Jane Woodward		X	X
# of Meetings in 2021	4	4	3

Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, effectiveness and independence of the outside auditor. This includes reviewing the financial information provided to stockholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether our financial statements should be included in our Annual Report on Form 10-K.

The Board has determined that Ms. Troe qualifies as an “audit committee financial expert,” under SEC rules, and that each Audit Committee member is sufficiently proficient in reading and understanding the Company’s financial statements to serve on the Audit Committee.

Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our executive officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of these officers in light of the goals and objectives, and setting the officers’ compensation based on those evaluations. The committee oversees our engagement with stockholders on executive compensation matters and also oversees how we manage our human capital resources. The committee also administers and makes recommendations to the Board regarding equity incentive plans and approves the grant of equity awards under the plans.

The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the committee. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans, but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee engaged Pearl Meyer & Partners, LLC in 2021 to provide advice regarding the amount and form of executive and director compensation.

Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates and make recommendations to the Board regarding candidates for election or reelection to the Board at each annual stockholders’ meeting. The committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The committee is also responsible for making recommendations to the Board concerning the size, structure, composition and functioning of the Board and its committees. In addition, the committee is responsible for overseeing our environmental, social, governance (“ESG”) and sustainability policies, activities and opportunities, our political contributions and lobbying activities, if any, and our engagement with stockholders on governance, sustainability and related matters.

Board Risk Oversight

We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:

•

The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our accounting and financial reporting processes and information security.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs and human capital resources.

•

The Nominating, Governance and Sustainability Committee is responsible for overseeing management of risks related to director succession planning and our corporate governance, ESG and sustainability practices and initiatives.

Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Other Corporate Governance Practices and Policies

Stockholder Communications

Our Board has established a process whereby interested parties may communicate with our Board and/or with any individual director. Interested parties, including stockholders, may send communications in writing, addressed to the Board or an individual director, c/o the Corporate Secretary, Stem, Inc., 100 California Street, 14th Floor, San Francisco, CA 94111. Our Corporate Secretary will forward these communications as appropriate to the addressee, depending on the facts and circumstances outlined in the communication. Our Board has directed our Corporate Secretary not to forward certain items such as spam, junk mailings, product inquiries, resumes and other forms of job inquiries, surveys and business solicitations. Additionally, our Board has advised the Corporate Secretary not to forward material that is illegal or threatening, but to make our Board aware of such material which it may request be forwarded, retained or destroyed at our Board’s discretion.

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by Company management of the Company’s stockholder engagement efforts.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the code is available on our website located at investors.stem.com, under “Governance.” We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.

Anti-Hedging Policy

We have a policy that prohibits our directors, officers, employees, consultants and contractors from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.

Compensation Committee Interlocks

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 29)	Position
John Carrington(1)	55	Chief Executive Officer and Director
William Bush	57	Chief Financial Officer
Saul R. Laureles	56	Chief Legal Officer and Secretary
Alan Russo	53	Chief Revenue Officer
Larsh Johnson	64	Chief Technical Officer
Rahul Shukla	39	Chief Accounting Officer
Prakesh Patel	47	Chief Strategy Officer
Robert Schaefer	60	President, AlsoEnergy

(1)	For Mr. Carrington’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.

William Bush. Mr. Bush has served as our Chief Financial Officer since the closing of the Merger in April 2021, and served as the Chief Financial Officer of Legacy Stem from November 2016 until the Merger. Mr. Bush manages the Company’s corporate and project financing efforts. From 2010 to 2016, Mr. Bush served as Chief Financial Officer of Borrego Solar Systems Inc., a solar and energy storage company. Mr. Bush has served as Chief Financial Officer for numerous high-growth solar, software and online media companies, and co-founded Buzzsaw.com, a spinoff of Autodesk, Inc., in 1999. Mr. Bush also served as Corporate Controller for Autodesk, Inc. (Nasdaq: ADSK), a software company, from 1997 to 1999 and previously worked for seven years in public accounting with Ernst & Young LLP and PricewaterhouseCoopers LLP. Mr. Bush earned his B.S. in Business Administration from the University of California, Berkeley and is a Certified Public Accountant.

Saul R. Laureles. Mr. Laureles has served as our Chief Legal Officer and Secretary since May 2021. From 2007 to May 2021, he served in various leadership roles at Schlumberger Limited, the world’s largest oilfield services company, including most recently as Director, Corporate Legal Affairs and Assistant Corporate Secretary, from May 2007 to May 2021. Mr. Laureles earned his B.A. from the University of Chicago and his J.D. from the University of Michigan Law School.

Alan Russo. Mr. Russo has served as our Chief Revenue Officer since the closing of the Merger in April 2021, and served as the Chief Revenue Officer of Legacy Stem from February 2019 until the Merger. Mr. Russo is responsible for leading the expansion of the Company’s markets in the U.S., Canada, Europe and Asia. Previously, Mr. Russo served as our Senior Vice President of Global Sales and Marketing from April 2018 to February 2019. Mr. Russo served as Senior Vice President of Sales and Marketing at REC Solar Holdings AS, a wholly owned subsidiary of Duke Energy, from 2015 to April 2018, and in various leadership roles at Bloom Energy Corporation, a green energy company, from 2006 to 2015, including most recently as Vice President of Strategic Accounts. From 1999 to 2005, Mr. Russo led Asia commercial operations for American Power Conversion, a Schneider Electric company. Mr. Russo earned his B.S. in Aerospace Engineering from Boston University.

Larsh Johnson. Mr. Johnson has served as our Chief Technology Officer since the closing of the Merger in April 2021, and served as the Chief Technology Officer of Legacy Stem from January 2016 until the Merger. Mr. Johnson is responsible for leading hardware and software engineering to meet the unique needs of the Company’s commercial, industrial, utility and energy market customers. Prior to joining the Company, from 2015 to 2016, Mr. Johnson served as Chief Technology Officer of Siemens Digital Grid. Mr. Johnson joined Siemens via its 2012 acquisition of eMeter Corporation, a Bay Area software company of which he was Co-Founder and responsible for innovation and development of meter data management, analytics and advanced smart grid applications as Chief Technology Officer from 1999 to 2015. Prior to eMeter, Mr. Johnson co-founded CellNet Data Systems, Inc., a pioneer in wireless networks for smart metering and distribution automation, and served as Chief Technology Officer from 1985 to 1999. Mr. Johnson was a founding member of the Department of Energy’s Gridwise Architecture Council and remains a member emeritus. Mr. Johnson earned his B.S. and an M.S. in Mechanical Engineering from Stanford University.

Rahul Shukla. Mr. Shukla has served as our Chief Accounting Officer since January 2022. Prior to joining the Company, from June 2020 to 2021, Mr. Shukla was the Corporate Controller for Natera, Inc. From June 2018 to June 2020, Mr. Shukla was the Vice President-Corporate Controller of eHealth, Inc., and from July 2015 to July 2018 Mr. Shukla was Gum Drop Cases, Inc.’s Vice President, Finance and Accounting. From May 2013 to July 2015, Mr. Shukla worked for NexTag, Inc. in various roles, including Vice President for Finance. In January 2012, Mr. Shukla worked for Boku, Inc., first as Manager of Accounting and Corporate Tax until he was promoted as the Director of the same department. He also worked for DKC LLP from March 2009 to December 2011, as Manager, and KPMG LLP from September 2004 to March 2009, as Senior Associate. Mr. Shukla earned his B.S. from the University of California, Berkeley Haas School of Business.

Prakesh Patel. Mr. Patel has served as our Chief Strategy Officer since the closing of the Merger in April 2021, and served as the Chief Strategy Officer of Legacy Stem from July 2020 until the Merger. Previously, Mr. Patel served as our Vice President of Capital Markets and Strategy from 2013 to July 2020. Mr. Patel has spent his career financing technology and energy ventures at the cross section of multiple industries. Before joining the Company, from 2010 to 2013, he served on the investment team at Angeleno Group, LLC, an energy and natural resources-focused private equity firm, during which time he led their investment in the Company. Previously, Mr. Patel built and managed a portfolio of private equity investments at New Bridge Investments, an investment company, from 2008 to 2010, and Deutsche Bank AG, from 2005 to 2008. Mr. Patel earned his B.A. from the University of California, Berkeley and his M.B.A. from Yale University.

Robert Schaefer. Mr. Schaefer has served as the President, AlsoEnergy since the Company acquired Also Energy, Inc. in February 2022. Mr. Schaefer co-founded Also Energy, Inc. and served as its President from September 2007 to August 2017 and as its Chief Executive Officer from August 2017 to January 2022. Prior to AlsoEnergy, Mr. Schaefer held various positions at Breece Hill LLC from 2005 through 2007, including Chief Operating Officer, Vice President, Engineering, and Chief Executive Officer. Prior to Breece Hill, Mr. Schaefer developed leading products at Hertrich Development, MaxOptix and Digital Equipment Corporation. Mr. Schaefer earned his B.S. in Electrical Engineering from M.I.T and his M.S. in Control Systems from the University of Colorado, Boulder.

EXECUTIVE COMPENSATION

In accordance with SEC transition rules for smaller reporting companies, in this proxy statement we have opted to comply with the SEC’s scaled down disclosure framework. These rules require compensation disclosure for the Company’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of December 31, 2021. We refer to these individuals as our “named executive officers,” or “NEOs.”

For purposes of this executive compensation discussion, the names and positions of our named executive officers for the 2021 fiscal year were:

•	John Carrington, Chief Executive Officer;

•	William Bush, Chief Financial Officer; and

•	Larsh Johnson, Chief Technology Officer.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation paid to our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($) (2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($)(5)	Total ($)
John Carrington	2021	475,795	37,815,664	1,654,948	594,825	24,760	40,565,992
Chief Executive Officer	2020	395,521	—	4,210,065	350,625	—	4,956,211

William Bush	2021	374,167	2,938,958	$661,980	315,000	19,231	4,309,336
Chief Financial Officer	2020	350,000	—	1,878,363	150,000	—	2,378,363

Larsh Johnson	2021	350,000	2,867,180	579,227	238,875	12,736	4,048,018
Chief Technology Officer	2020	350,000	—	346,750	140,000	88,876	(925,626

(1)	Amounts reflect salary actually paid to the NEOs in the years shown.
(2)

Amounts reflect the aggregate grant date fair value of time-vested restricted stock units (“RSUs”) granted to the NEOs in the years shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (ASC Topic 718), and based on the closing price of our common stock on July 2, 2021, the date of grant. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the award vests.

The amount for Mr. Carrington in the “Stock Awards” column for the 2021 fiscal year represents a Closing Grant of 1,000,000 RSUs in recognition of his leadership in closing the Merger, as defined and described below under “Elements of 2021 Total Direct Compensation; 2021 Decisions—Incentive Compensation Plans—Long-Term Equity Incentive.” To promote retention of Mr. Carrington during our critical transition to a public company, his RSU award will vest over seven years, with the first 3/7 of his award (43%) “cliff” vesting on April 28, 2024, subject to Mr. Carrington’s continued employment with the Company on such date, and the remainder of his RSU award vesting in equal annual installments over the remaining four years, subject to his continued employment through each applicable vesting date. Also reflects a 2021 LTI award of 39,463 RSUs to Mr. Carrington, which will vest in equal annual installments over four years from the date of grant.

As discussed in more detail under “Elements of 2021 Total Direct Compensation; 2021 Decisions—Long-Term Equity Incentive Awards,” the stock price used to determine the number of RSUs representing the NEOs’ Closing Grants (including Mr. Carrington’s) was the price of STPK common stock immediately prior to the date of the announcement of the Merger in December 2021, rather than the Company’s post-Merger stock price on the date on which the awards were granted. Such grant date was approximately six months after the date of the closing of the Merger (when we first became eligible to, and did, file a registration statement on Form S-8 with respect to our 2021 Equity Incentive Plan). As a result, the value of the Closing Grants as disclosed in the Summary Compensation Table above, which were computed in accordance with FASB ASC Topic 718, is significantly higher than the values of the Closing Grants contemplated when the Closing Grants were negotiated in December 2020.

(3)

Amounts reflect the aggregate grant date fair value of option awards granted to the NEOs in the years shown, computed in accordance with FASB ASC Topic 718. This amount reflects an accounting expense and does not correspond to actual value that may be realized by the NEOs in the future. A description of the methodologies and assumptions we use to value option awards, and the manner in which we recognize the related expense, are described in Note 15, “Stock-Based Compensation Expense,” to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. The NEOs may never realize any value from these stock options and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.

(4)

Amounts reflect annual cash bonuses earned by the NEOs for the years shown. The NEOs were each eligible to receive bonuses determined as a percentage of their respective base salaries based on the achievement of pre-established financial and operational metrics.

(5)	Amounts for 2021 in this column reflect cash payments for unused vacation days.

Outstanding Equity Awards at 2021 Fiscal-Year End

The following table sets forth information regarding equity awards held by our named executive officers as of December 31, 2021.

Name	Grant Date		Option Awards (1)				Stock Awards
			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)*
John Carrington	2/8/2015		121,683	0	0.97	2/8/2025
	2/8/2015		933,838	0	0.97	2/8/2025
	10/28/2015		1,005,613	0	1.25	10/28/2025
	10/22/2019		1,141,173	24,281	2.41	10/22/2029
	12/3/2020		195,709	587,123	6.81	12/2/2030
	12/3/2020		204,600	0	6.81	12/2/2030
	5/28/2021			98,658	25.34	5/27/2031
	7/2/2021	(2)					1,000,000	18,970,000
	7/2/2021	(2)					39,463	748,613
William Bush	5/30/2017		495,232	0	1.67	5/30/2027
	10/22/2019		280,569	5,970	2.41	10/21/2029
	12/3/2020		85,494	256,483	6.81	12/2/2030
	12/3/2020		99,608	0	6.81	12/2/2030
	5/28/2021			39,463	25.34	5/27/2031
	7/2/2021	(3)					65,000	1,233,050
	7/2/2021	(3)					15,785	299,441

Name	Grant Date		Option Awards (1)				Stock Awards
			Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)*
Larsh Johnson	8/10/2016		243,512	0	0.36	8/10/2026
	10/22/2019		272,733	5,803	0.52	10/21/2029
	12/3/2020		90,455	0	1.47	12/2/2030
	5/28/2021			34,530	25.34	5/27/2031
	7/2/2021	(4)					65,000	1,233,050
	7/2/2021	(4)					13,812	262,014

*	Market values in the final column were determined by multiplying the number of units of stock by $18.97, the closing price of our common stock on December 31, 2021, the last trading day of the year.
(1)

On April 27, 2021, our stockholders approved the Stem, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). Prior to that date, equity awards were granted under the Stem, Inc. 2009 Equity Incentive Plan (the “2009 Plan”). Following the adoption of the 2021 Plan, no further grants of awards have been made or will be made under the 2009 Plan. Other than certain stock options granted on December 3, 2020 and as otherwise noted below, options disclosed in this table generally vest over four years, with 25% of the option vesting on the one-year anniversary of the vesting commencement date and 1/48th of the option vesting monthly thereafter through the four-year anniversary of the vesting commencement date, subject to the named executive officer’s continued employment with the Company through the applicable vesting dates.

(2)

Mr. Carrington was awarded a Closing Grant of 1,000,000 RSUs in recognition of his leadership in closing the Merger and for retention purposes, as defined and described below under “Elements of 2021 Total Direct Compensation; 2021 Decisions—Incentive Compensation Plans—Long-Term Equity Incentive.” To promote retention of Mr. Carrington during our critical transition to a public company, his Closing Grant will vest over seven years, with the first 3/7 of his award (43%) “cliff” vesting on April 28, 2024, subject to Mr. Carrington’s continued employment with the Company on such date, and the remainder of his RSU award vesting in equal annual installments over the remaining four years, subject to his continued employment through each applicable vesting date. Also reflects a 2021 LTI award of 39,463 RSUs to Mr. Carrington, which will vest in equal annual installments over four years from the date of grant.

(3)

Mr. Bush was awarded a Closing Grant of 65,000 time-based RSUs in recognition of his leadership in closing the Merger. The RSU award vests 100% on April 28, 2024, subject to his continued employment with the Company on such date. Also reflects a 2021 LTI award of 15,785 RSUs to Mr. Bush, which will vest in equal annual installments over four years from the date of grant.

(4)

Mr. Johnson was awarded a Closing Grant of 65,000 time-based RSUs in recognition of his leadership in closing the Merger. The RSU award vests 100% on April 28, 2024, subject to his continued employment with the Company on such date. Also reflects a 2021 LTI award of 13,812 RSUs to Mr. Johnson, which will vest in equal annual installments over four years from the date of grant.

Closing of the Merger; Employment Agreements with NEOs

On April 28, 2021 (the “Closing Date”), the Company consummated its initial business combination (the “Merger” and the closing of the Merger, the “Closing”) with Star Peak Energy Transition Corp. (“STPK”) pursuant to an Agreement and Plan of Merger dated as of December 3, 2020. Prior to the announcement of the Merger, each of the NEOs agreed to enter into an employment agreement with STPK (each, an “Employment Agreement”), the material terms of which were agreed upon after arms’ length negotiations with management of STPK prior to December 3, 2020. These employment agreements became effective upon the consummation of the Merger on the Closing Date.

Key terms of the Employment Agreements are described below.

Term. The Employment Agreements each provide for an initial three-year term. They further provide for automatic renewals for an additional one-year period unless the Company or the NEO provides written notice of non-renewal at least 60 days prior to the end of the then-current term.

Base Salary. The Employment Agreements set forth each NEO’s initial annual base salary, with Messrs. Carrington, Bush and Johnson initially entitled to receive $515,000, $350,000 and $350,000, respectively, subject to annual review and increase from time to time.

Annual Cash Incentive. With respect to annual cash incentive bonuses, each NEO is eligible to receive an annual cash incentive target bonus determined as a percentage of his annual base salary. The initial annual target bonus percentages for Messrs. Carrington, Bush and Johnson are 110%, 75% and 65% of base salary, respectively.

Equity Compensation. The Employment Agreements further provide that each NEO is eligible to participate in the Company’s equity compensation plans, including receiving Closing Grants of RSUs upon consummation of the Merger (each a “Closing Grant”), and an annual equity incentive award of RSUs and options for 2021 (as described below under “Incentive Compensation Plans—Long-Term Equity Incentive Awards”).

Severance and Change-in-Control Benefits. Under the Employment Agreements, each of the NEOs is eligible to receive severance payments and benefits in connection with certain qualifying terminations of employment, as well as enhanced severance payments and benefits if such qualifying terminations of employment occur in connection with a “Change in Control” (as defined in the 2021 Plan). The “Change in Control Period” in the Employment Agreements commences three months prior to the occurrence of the Change in Control and ends 12 months following the Change in Control.

Upon a termination without “Cause” (other than a termination due to death or disability) or resignation for “Good Reason,” in each case, outside of the Change in Control Period, each NEO would be eligible to receive: (i) payment of any bonus earned, but not yet paid for the year prior to the year of termination; (ii) an amount equal to 12 months (in the case of Mr. Carrington) or nine months (in the case of Messrs. Bush and Johnson) of his annual base salary in effect immediately prior to termination; (iii) payment of a pro rata bonus for the year of termination based on actual performance; (iv) accelerated vesting of the portion of the Closing Grant that would have otherwise vested within 12 months (in the case of Mr. Carrington) or six months (in the case of Messrs. Bush and Johnson) following the date of termination, assuming employment had continued through such date; and (v) payment or reimbursement for the premiums that the NEO would be required to pay to maintain continued health coverage under COBRA for a period of up to 12 months (in the case of Mr. Carrington) or nine months (in the case of Messrs. Bush and Johnson) following the date of termination. Receipt of such payments and benefits would be subject to the NEO’s execution and non-revocation of a release of claims and his continued compliance with the covenants set forth in his Employment Agreement.

Upon a termination without Cause (other than a termination due to death or disability) or resignation for Good Reason, in each case, during the Change in Control Period, each named executive officer would be eligible to receive: (i) cash payment equal to two times (in the case of Mr. Carrington) or one times (in the case of Messrs. Bush and Johnson) of the sum of the named executive officer’s annual base salary plus target bonus; (ii) payment of any bonus earned, but not yet paid for the year prior to the year of termination; (iii) payment of a pro-rata bonus for the year of termination based on actual performance; (iv) full vesting of the Closing Grant; and (v) payment or reimbursement for the premium that the named executive officer would be required to pay to maintain continued health coverage under COBRA for a period of up to eighteen months (in the case of Mr. Carrington) or twelve months (in the case of Messrs. Bush and Johnson) following the date of termination. Receipt of such payments and benefits would be subject to the named executive officer’s execution and non-revocation of a release of claims and his continued compliance with the covenants set forth in the Employment Agreements.

NEO Obligations. Under their Employment Agreements, the NEOs have an obligation not to compete with the Company or any of its affiliates, or solicit the Company’s or its affiliates’ employees, customers, vendors or suppliers, in each case, in a defined market area during employment and, in the case of non-solicitation of employees only, for 12 months following a termination of employment. In addition, each Employment Agreement includes customary confidentiality, intellectual property, cooperation and non-disparagement covenants.

Elements of 2021 Total Direct Compensation; 2021 Decisions

Base Salary.

Base salary is the fixed portion of an executive’s annual compensation. Base salaries for our NEOs are established based on the individual’s scope of responsibilities, experience, and market factors. The Compensation Committee typically reviews base salaries on an annual basis, referencing peer group and survey data to understand the marketplace for individuals in similar positions. The Committee annually reviews the base salary of our CEO in executive session and recommends his base salary to the independent members of the Board for approval, based on the criteria described above. The CEO presents his recommendations for his leadership team for base salary adjustments to the Compensation Committee for their review and approval.

The Compensation Committee does not use a formulaic approach when setting an executive officer’s base salary. However, taking into account the recommendations of our CEO, the Compensation Committee considers the following factors when determining (or, the case of the CEO, recommending to the Board) individual base salary levels:

•	the nature and responsibility of the executive’s position,

•	market trends for individuals in similar positions at comparable companies,

•	the executive’s expertise, tenure, responsibilities and performance,

•	competitiveness of the market for the executive’s services, and

•	the desire to maintain internal pay equity among our executives.

In May 2021, our Compensation Committee reviewed the base salaries of each of our NEOs in line with the factors described above, and determined to maintain the base salaries of all NEOs at their then-current levels for 2021, except that the base salary of Mr. Bush was increased from $350,000 to $400,000 based on comparative market data and for retention purposes.

As we settle into our first full year of being a publicly-traded company, the Committee’s intention is to move to an annual review cycle in the first quarter of each year to review compensation and the need for making any potential adjustments at that time. Our Compensation Committee may, at its discretion, review and adjust officer compensation at other times during the year.

Annual Cash Incentive Plan.

We provide performance-based annual cash incentives to our executives to foster a results-driven, pay-for-performance culture and to align executives’ interests with those of our stockholders. Annual cash incentive awards are earned according to the achievement of financial and strategic personal objectives. Our Compensation Committee selects performance measures that it believes support our strategy and strike a balance between motivating our executives to increase near-term financial and operating results and driving profitable long-term Company growth and value for stockholders.

On May 25, 2021, the Compensation Committee adopted the Stem, Inc. 2021 Annual Incentive Plan (the “2021 AIP”), which was intended to provide a link between the compensation of participants and Company performance, to motivate participants to achieve individual and corporate performance goals and objectives and to enable the Company to attract and retain high quality executives. The 2021 AIP contained performance metrics for the 2021 performance period, based upon the Company’s 12-month pipeline, contracted backlog, revenue and adjusted EBITDA. Final payouts under the 2021 Annual Plan were determined by the Committee based upon Company performance relative to these metrics.

The following table summarizes the 2021 performance metrics, weighting per metric, the threshold and target goals per metric, actual performance per metric and actual performance as a percentage of the target, all as approved by our Compensation Committee:

Metric	Weighting	Threshold*		Target*		Actual		Payout(1)
12-month pipeline	15%	$1.75B		$2.5B		$4.0B		125%
Contracted backlog	35%	$181M		$258.0M		$449.0M		125%
Revenue	30%	$103M		$147.0M		$127.4M		87%
Adjusted EBITDA(2)	20%	($36M	)	($25.0M	)	($30.2M	)	80%
Payout		70%		100%				105%

*	For results between performance targets, payout is prorated.
(1)	The maximum potential payout that our NEOs can earn for each performance metric is 125% of target for above-target achievement.
(2)

Adjusted EBITDA reflects net loss before depreciation and amortization, including amortization of internally developed software, net interest expense, further adjusted to exclude stock-based compensation and other income and expense items, including the change in fair value of warrants and embedded derivatives. For a reconciliation of Adjusted EBITDA to net loss on a GAAP basis, see Appendix A.

Based on this performance, the Committee awarded bonuses to the NEOs under our 2021 AIP as follows:

Named Executive Officer	Target Bonus Payout	Actual Bonus Payout
Carrington	110%	115.5%
Bush	75%	78.75%
Johnson	65%	68.25%

Long-Term Equity Incentive Awards.

Long-term equity incentive (“LTI”) awards are designed to give NEOs and other key employees a longer-term stake in the Company, provide incentives for the creation of sustained stockholder value, act as long-term retention and motivation tools, and directly tie employee and stockholder interests over the longer term.

When determining the amount of LTI awards granted to an NEO, the Company considers such executive’s expertise, level of responsibilities, and contributions to the success of the Company. In addition to rewarding the NEOs based on the performance of the Company, equity awards have also served to retain the services of such executives since they are subject to time-based vesting conditions. LTI awards granted to the NEOs typically vest annually over a four-year period, subject to such executive’s continued employment with the Company. Information regarding the stock options and RSUs granted to the NEOs in 2021 and 2020 is set forth above in the “Summary Compensation Table” and the “Outstanding Equity Awards at 2021 Fiscal Year End” table.

As noted above, prior to the announcement of the Merger in December 2020, each of our NEOs agreed to enter into an employment agreement with STPK, the material terms of which were agreed upon following arms’ length negotiations with management of STPK. These employment agreements became effective upon the consummation of the Merger on the Closing Date. Under these employment agreements, each of the NEOs was entitled to receive a Closing Grant of time-based RSUs to be awarded after the closing of the Merger, with

Messrs. Carrington, Bush and Johnson eligible to receive 1,000,000 RSUs, 65,000 RSUs and 65,000 RSUs, respectively. On the date immediately prior to the announcement of the Merger, STPK’s common stock was trading at or about its notional IPO value of $10 per share, meaning that the target value of Mr. Carrington’s RSU award prior to announcement of the Merger was approximately $10 million.

The Closing Grants were intended to reward the NEOs for their leadership and performance through the closing of the Merger and, in the case of Mr. Carrington, to secure his leadership for up to seven years as the Company made the critical transition from a private to public company. As noted above, to promote retention of Mr. Carrington during our critical transition to a public company, his RSU award will vest over seven years, with the first 3/7 of his award (43%) “cliff” vesting on April 28, 2024, subject to Mr. Carrington’s continued employment with the Company on such date, and the remainder of his RSU award vesting in equal annual installments over the remaining four years, subject to his continued employment through each applicable vesting date. The Closing Grants for Messrs. Bush and Johnson provide for “cliff” vesting of 100% of the award on the third anniversary of the closing date of the Merger, subject to their continued employment with the Company on such date.

These Closing Grants, although provided for in the Employment Agreements and approved by our Compensation Committee in May 2021, were not granted until July 2, 2021, after the Merger and the filing of our registration statement on Form S-8. The Compensation Committee’s intention and desired cadence in future years is to grant annual awards in the first quarter of each year to align with the Company’s compensation-planning cycle. Because of the need to file the registration statement on Form S-8 prior to issuing the Closing Grant RSUs, by the time the Closing Grants could be awarded the stock price had increased significantly, reflecting the efforts and success of the team. As a result, the value of the Closing Grants as disclosed in this proxy, which was computed in accordance with FASB ASC Topic 718, is significantly higher than the value contemplated when the Closing Grants were negotiated prior to the announcement of the Merger in December 2020.

In addition to the Closing Grants, the Employment Agreements provide that the NEOs are entitled to “Annual LTI Grants,” with Mr. Carrington eligible to receive LTI awards in 2021 with a grant date fair value equal to approximately $2 million, and Messrs. Bush and Johnson eligible to receive LTI awards in 2021 with a grant date fair value equal to $800,000, in the case of Mr. Bush, and $700,000, in the case of Mr. Johnson. At its May 2021 meeting, the Committee approved these awards to be issued in the form of RSUs and stock options, resulting in grants of 39,463 RSUs and 98,658 stock options to Mr. Carrington; 15,785 RSUs and 39,463 stock options to Mr. Bush and 13,812 RSUs and 34,530 stock options to Mr. Johnson. Like the Closing Grants, the 2021 Annual LTI Grants to the NEOs were made on July 2, 2021. The Annual LTI Grants for 2021 for each of the NEOs provide for vesting in equal annual installments over four years following the closing date of the Merger.

Other Compensation Plans

401(k) Plan. The NEOs are eligible to participate in employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, long-term care benefits, and short-and long-term disability and life insurance, to the same extent as the Company’s other full-time employees, subject to the terms and eligibility requirements of those plans. The NEOs also participate in our 401(k) plan, subject to limits imposed by the Internal Revenue Code, to the same extent as the Company’s other full-time employees.

Other Benefits. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Post-Employment Compensation and Change in Control Payments and Benefits

Pursuant to the terms of the Employment Agreements, each of the NEOs is eligible to receive severance payments and benefits in connection with certain qualifying terminations of employment, as well as enhanced severance payments and benefits if such qualifying terminations of employment occur in connection with a change in control as described above in the section titled “Employment Agreements.”

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to our directors for Board, Chairman, committee and committee chair service. Directors who are employees of the Company do not receive compensation for serving on the Board.

In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including the responsibilities of directors generally, as well as committee chairs, and the form and amount of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation.

Cash Compensation. Non-employee directors receive the following cash compensation for their Board and committee service, payable quarterly in arrears. Compensation for committee chair service is in lieu of compensation for committee membership, and not in addition to it.

Position	Cash Retainer
Board Member	$36,000
Additional Retainers
Non-Executive Chair of the Board	45,000
Audit Committee Chair	20,000
Compensation Committee Chair	12,000
Nominating, Governance and Sustainability Committee Chair	8,000
Audit Committee Member	10,000
Compensation Committee Member	6,000
Nominating, Governance and Sustainability Committee Member	4,000

Equity Compensation. Non-employee directors receive an annual equity grant of time-based RSUs with a target grant date fair value of $140,000, subject to an overall per-director limit of $600,000 on the total cash fees paid and value of equity granted in a single year. Subject to the director’s continued service, such awards vest on the one-year anniversary of the date of grant.

2021 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
David Buzby	37,040	200,963	—	238,003
Adam E. Daley	19,585	200,963	—	220,548
Alec Litowitz	—	—	—	—
Michael C. Morgan	20,436	200,963	—	221,399
Desiree Rogers	—	—	—	—
C. Park Shaper	—	—	—	—
Anil Tammineedi	21,288	200,963	—	222,251
Lisa L. Troe	23,840	200,963	—	224,803
Laura D’Andrea Tyson	18,733	200,963	—	219,696
Jane Woodward	19,585	200,963	—	220,548

(1)

Amounts reported reflect cash fees actually paid in 2021 for services as a director, for periods post-April 28, 2021, the date of the closing of the Merger. Directors received no cash fees prior to the Merger. Ms. Rogers, and Messrs. Litowitz and Shaper, served on the Board prior to the closing of the Merger.

(2)

Amounts reported reflect the aggregate grant date fair value of RSUs, calculated in accordance with FASB ASC Topic 718 and based on the closing price of our common stock on July 2, 2021, the date of grant. Amounts reported are greater than the target value of $140,000 due to an increase in the market value of our common stock between May 25, 2021 (the date the awards were approved by the Compensation Committee) and the grant date. These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the award vests.

Non-employee directors who begin their Board, Board Chair, committee or committee chair service after the Annual Meeting receive a prorated amount of annual compensation. Stem also reimburses non-employee directors for reasonable travel and other business expenses incurred in the performance of their services for Stem, in accordance with Stem’s expense reimbursement policy as in effect from time to time.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership by Management and our Board

The following table and accompanying footnotes set forth information known to us with respect to the beneficial ownership of our common stock as of March 31, 2022 for (i) each director and director nominee, (ii) each of our named executive officers and (iii) all directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 153,844,420 shares of our common stock issued and outstanding as of March 31, 2022. The number of shares beneficially owned by each person or group as of March 31, 2022 includes shares of common stock that such person or group has the right to acquire within 60 days of March 31, 2022, including upon the exercise of options to purchase common stock or the vesting of restricted stock units (RSUs). References to options in the footnotes to the table below include only options outstanding as of March 31, 2022 that are currently exercisable or that become exercisable within 60 days of March 31, 2022, and references to RSUs in the footnotes to the table below are only to RSUs outstanding as of March 31, 2022 and that vest within 60 days of March 31, 2022.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to the shares listed and the address of each individual is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address	Shares Beneficially Owned	Percentage of Total
Named Executive Officers and Directors
William Bush (1)	395,079	*
John Carrington (2)	462,656	*
Larsh Johnson (3)	204,541	*
David Buzby (4)	675,711	*
Adam E. Daley (5)	595,800	*
Michael C. Morgan (6)	1,851,642	1.2%
Anil Tammineedi (7)	4,795,373	3.1%
Lisa L. Troe (8)	5,524	*
Laura D’Andrea Tyson (9)	5,524	*
Jane Woodward (10)	8,193	*
All current directors and executive officers as a group (15 persons)	11,110,967	7.2%

*	Represents beneficial ownership of less than one percent.
(1)	Includes 3,946 RSUs, and options to purchase 9,865 shares.
(2)	Includes 9,865 RSUs and options to purchase 24,664 shares.
(3)	Includes 3,453 RSUs, and options to purchase 8,632 shares.
(4)	Includes 5,524 RSUs, and 3,563 shares of common stock held by the David S. Buzby Revocable Trust, of which Mr. Buzby serves as trustee.
(5)	Includes (a) 5,524 RSUs; (b) 242,776 shares held by Daley Revocable Trust, of which Mr. Daley is a trustee, and (c) 246,251 shares held by Daley Investment Trust, of which Mr. Daley is a trustee.
(6)

Includes (a) 5,524 RSUs; (b) 37,500 shares of common stock held in a family trust (M GST) of which Mr. Morgan is an investment adviser; (c) 37,500 shares of common stock held in a family trust (C GST) of which Mr. Morgan is an investment adviser; (d) 542,181 shares of common stock held in a trust for which Mr. Morgan acts as trustee; (e) 1,178,937 shares of common stock held by Portcullis Investments, LP; and (f) 50,000 shares of common stock held by Portcullis Partners, LP. Mr. Morgan is Manager of the general partner of Portcullis Investments, LP and Portcullis Partners, L.P.
(7)

Includes (a) 5,524 RSUs and (b) 4,789,849 shares of common stock held by Angeleno Investors III, L.P. Mr. Tammineedi is a Principal at Angeleno Group, an affiliate of Angeleno Investors III, L.P., and may be deemed to share voting and investment power with respect to all shares held by Angeleno Investors III, L.P.

(8)	Includes 5,524 RSUs.
(9)	Includes 5,524 RSUs.
(10)

Includes (a) 5,524 RSUs; (b) 1,335 shares of common stock held by Greenleaf Trust I, of which Ms. Woodward is trustee, and (c) 1,334 shares of common stock held by Greenleaf Trust II, of which Ms. Woodward is trustee.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of December 31, 2021, with respect to persons known by the Company to be the beneficial owners of more than 5% of our common stock, based solely on the information reported by such persons in their Schedule 13G filings with the SEC. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such entity by the 153,844,420 shares of common stock outstanding on March 31, 2022.

Name and Address	Shares Beneficially Owned	Percentage of Total
The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	12,086,688	7.9%

(1)

Based solely on a Schedule 13G filed on February 10, 2022 by the Vanguard Group. Such filing indicates that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 204,909 shares, sole investment power with respect to 11,821,817 shares, and shared investment power with respect to 264,871 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers and directors, among others, to file an initial report of ownership of Stem common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes, based solely on a review of the copies of such forms in its possession and on written representations from reporting persons, that with respect to the fiscal year ended December 31, 2021, all of its executive officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Exchange Act.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2021, all of which have been approved by our stockholders. As of such date, we had outstanding awards under two equity compensation plans: our 2009 Equity Incentive Plan and our 2021 Equity Incentive Plan. Awards currently may be granted only under our 2021 Equity Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	10,566,143	$6.01	20,844,788
Equity compensation plans not approved by security holders	—	—	—

(a)	Reflects all shares of common stock subject to outstanding options and RSUs granted under the 2009 Equity Incentive Plan and the 2021 Equity Incentive Plan.
(b)	The weighted average exercise price relates solely to outstanding stock options, since shares subject to the RSUs have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The following is a summary of each transaction or series of similar transactions since January 1, 2020, or any currently proposed transaction, to which we were or are a party in which:

•	the amount involved exceeds $120,000; and

•

any “related person,” including our directors or executive officers, any holder of 5% or more of our common stock or any member of his or her immediate family, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the sections titled “Executive Compensation” and “Director Compensation” or that were approved by our Compensation Committee.

Investor Rights Agreement

In connection with the Merger, Star Peak Sponsor LLC (the “Sponsor”), certain substantial holders of the Company’s common stock (determined on an as-converted basis) (the “New Holders”), STPK’s officers and directors and their affiliates, the Company’s Chief Executive Officer and Chairman (together with the New Holders, the “Investors”) entered into the Investor Rights Agreement, which became effective upon the consummation of the Merger. In accordance with the Investor Rights Agreement, the Sponsor and the Investors and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Investor Rights Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

Pursuant to the Investor Rights Agreement, the New Holders agreed, subject to certain exceptions, (i) not to transfer or dispose of their Common Stock until (x) the earlier of six (6) months after the consummation of the Merger and (y) the date after the closing on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property, and (ii) not engage, directly or indirectly, in any short sales or other hedging or derivative transactions involving the Company’s common stock or warrants until six (6) months after the consummation of the Merger. In addition, STPK’s officers and directors and their affiliates, the Company’s Chief Executive Officer and Chairman agreed, subject to certain exceptions, not to transfer or dispose of their common stock during the period from the date of the closing of the merger through the earlier of (i) the first anniversary of the consummation of merger, (ii) the date that the closing price of the common stock equals or exceeds $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for twenty (20) trading days within any thirty (30) trading day period following the 150th day following the Merger and (iii) the consummation of a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

RWE Warrant

On April 28, 2021, Stem issued to RWE Supply & Trading GmbH (“RWE”) a warrant to purchase 350,000 shares of Stem Common Stock at an exercise price of $0.01 per share (the “RWE Warrant”) during the period commencing on the date of issuance of the RWE Warrant until the earliest to occur of (x) 5:00 p.m., New York City time on the date that is five (5) years after the date on which such RWE Warrant is issued and (y) the liquidation of the Company in accordance with the Company’s amended and restated certificate of incorporation, as amended from time to time. The RWE Warrant and any shares underlying the RWE Warrant have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The RWE Warrant was issued to RWE in connection with STPK, Legacy Stem and RWE entering into a Strategic Relationship Agreement, dated April 7, 2021 (the “Strategic Relationship Agreement”),

that, among other matters, provided for certain commercial initiatives between the Company and RWE to facilitate the sale of the Company’s products and services. On May 6, 2021, RWE elected to exercise the RWE Warrant and purchase 350,000 shares of the Company’s common stock.

Warrant Exchange Agreement

On June 25, 2021, Stem entered into that certain Warrant Exchange Agreement, by and between Stem, the Sponsor and Star Peak Sponsor WarrantCo LLC, a Delaware limited liability company (“WarrantCo” and, together with Sponsor, the “Exchange Sellers”), pursuant to which the Exchange Sellers exchanged 7,181,134 Private Placement Warrants for 4,683,349 shares of common stock (the “Exchange Shares”), on the terms and conditions set forth therein (the “Exchange”). The exchange calculation was based on a Black-Scholes calculation that utilized, among other factors, the trading volatility of a group of peer companies, given the limited trading history of the Company’s common stock. The Exchange Shares have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

STPK Private Placement Warrants

Simultaneously with the closing of STPK’s initial public offering, STPK consummated the Private Placement of 6,733,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating gross proceeds of $10.1 million. In connection with the consummation of the sale of additional Units pursuant to the underwriters’ over-allotment option, on August 26, 2020, the Company sold an additional 447,801 Private Placement Warrants to the Sponsor, generating additional gross proceeds of approximately $0.7 million. On June 25, 2021, all of the Private Placement Warrants were cancelled and exchanged pursuant to the terms and conditions of the Exchange (as defined herein).

STPK Promissory Note

The Sponsor agreed to loan STPK up to $300,000 to cover expenses related to the IPO pursuant to a promissory note, dated November 8, 2018 and later amended on July 10, 2020 (the “STPK Note”). This loan was non-interest bearing. In 2018 and 2019, STPK borrowed approximately $182,000 under the STPK Note and repaid approximately $125,000 in September 2019. In July 2020, STPK borrowed an additional $235,000 under the STPK Note. STPK fully repaid the remaining balance of the STPK Note of approximately $292,000 on August 20, 2020.

STPK Administrative Service Agreement

Commencing on the date that STPK’s securities were first listed on the NYSE, STPK agreed to pay an affiliate of the Sponsor of total $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of the Merger, the Company ceased paying these monthly fees.

Legacy Stem Commercial Agreement with Copec

In July 2020, Legacy Stem and Copec Overseas S.P.A. (“Copec”), announced a joint venture and strategic partnership to bring Legacy Stem’s technology to Chile and Colombia. Copec was, at the time, a significant stockholder of Legacy Stem. Copec agreed to deploy Legacy Stem’s intelligent storage solutions and leverage Stem’s expertise in design, deployment, and project financing of energy storage projects.

Related Party Transaction Policy

We have adopted a written related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the aggregate amount involved exceeds or is expected to exceed $100,000, (ii) the Company or any of its subsidiaries was, is or will be a participant, and (iii) any related person (as defined above) had, has or will have a direct or indirect interest. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Nominating Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as a related party transaction, our management must present information regarding the related party transaction to our Nominating Committee for review, consideration and approval or ratification. We will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related party transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our directors, officers and employees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Nominating Committee will take into account the relevant available facts and circumstances including, but not limited to: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the interest of the related person in the transaction.

The related party transactions described above, other than the Warrant Exchange Agreement, were consummated prior to our adoption of our formal, written policy, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described above were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions at such time.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 30, 2022 and must comply with Rule 14a-8 of the Exchange Act. Such proposals may or may not be included in the proxy statement.

As set forth in our bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2023 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the date on which the Company makes the first public announcement of the date of such annual meeting. Therefore, unless the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 15, 2023 and no later than the close of business on March 17, 2023.

Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2023 Annual Meeting must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on April 17, 2023.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2021, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (877) 374-7836, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call the number above.

ANNEX A

Adjusted EBITDA

This proxy statement includes a discussion of the non-GAAP financial measure Adjusted EBITDA. The expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude when calculating Adjusted EBITDA.

We calculate Adjusted EBITDA as net income (loss) before net interest expense, income tax provision and depreciation and amortization, including amortization of internally developed software, further adjusted to exclude stock-based compensation and other income and expense items, including the change in fair value of warrants and embedded derivatives, vesting of warrants and loss on extinguishment of debt.

The following table provides a reconciliation of Adjusted EBITDA to net loss:

	Year Ended December 31,
	2021	2020
	(in thousands)
Net loss	$(101,211)	$(156,124)

Adjusted to exclude the following:
Depreciation and amortization	29,098	20,871
Interest expense	17,395	20,806
Loss on extinguishment of debt	5,064	—
Stock-based compensation	13,546	4,542
Issuance of warrants for services	9,183	—
Change in fair value of warrants and embedded derivative	(3,424)	84,455
Provision for income taxes	—	5

Adjusted EBITDA	$(30,349)	$(25,445)

A-1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: Stem, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 18, 2022 TIME: Wednesday, June 15, 2022 9:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/STEM for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Kim Homenock, Saul Laureles and Amy Lund (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Stem, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/STEM Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-892-1550 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided “ALEXA, VOTE MY PROXY” Open Alexa app and browse skills Search “Vote my Proxy” Enable skill You must register to attend the meeting online and/or participate at www.proxydocs.com/STEM

Stem, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the two director nominees named in the Proxy Statement, to serve until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified; FOR WITHHOLD 1.01 Laura D’Andrea Tyson #P2# #P2# FOR 1.02 Jane Woodward #P3# #P3# FOR FOR AGAINST ABSTAIN 2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 #P4# #P4# #P4# FOR 1YR 2YR 3YR ABSTAIN 3. To hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and #P5# #P5# #P5# #P5# 1 YEAR 4. To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.Please make your marks like this: You must register to attend the meeting online and/or participate at www.proxydocs.com/STEM Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date Please make your marks like this: X 304504-007-Part-3